EXHIBIT 10(I)(i)

As adopted by the Board of Directors November 13, 2003

ALBANY INTERNATIONAL CORP.

2003 RESTRICTED STOCK UNIT PLAN

SECTION 1.  PURPOSE

This plan (the “Plan”) is intended as an incentive to officers and other key employees of Albany International Corp. (the “Company”) and its subsidiaries to encourage them to remain in the employ of the Company and its subsidiaries by affording them a greater interest in the success of the Company and its subsidiaries.

SECTION 2.  DEFINITIONS

As used herein, the following terms shall have the following meanings:

2.1.  “Albany Group” shall mean the Company and all corporations which are, at the time, subsidiaries of the Company.

2.2.  “Award Agreement” shall have the meaning set forth in Section 4.2.

2.3.  “Beneficiary” shall have the meaning set forth in Section 11.6.

2.4.  “Board” shall mean the Board of Directors of the Company.

2.5.  “Business Day” shall mean any day on which the shares of Common Stock are traded on The New York Stock Exchange or, if the shares of Common Stock are not traded on such exchange, on such other securities market or securities exchange on which such shares are traded as the Committee may determine.

2.6.  “Cash Dividend Equivalents” shall have the meaning set forth in Section 5.4.

2.7.  “Cause” shall be deemed to exist if a majority of the members of the Board determine that the Participant has (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; (ii) not made a good faith effort to carry out his or her duties; (iii) wrongfully and substantially enriched himself or herself at the expense of the Company; or (iv) been convicted of a felony.

2.8.  “Change in Control” shall be deemed to have occurred if (i) whether as a result of a merger, consolidation, going-private transaction or any other event, the shares of Common Stock are no longer traded on an “exchange” within the meaning of the Exchange Act for a period of more than ten consecutive days on which there is trading generally in securities on such exchange; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) J. Spencer Standish and any Permitted Beneficiaries no longer are the “beneficial owners” (as defined in Rule 13d-3 under the

Exchange Act) of securities of the Company representing in the aggregate at least 40% of the combined voting power of the Company’s then outstanding securities.

2.9.  “Committee” shall mean either the Board, the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate to exercise the powers conferred upon “the Committee” by the Plan.

2.10.  “Common Stock” shall mean the Class A common stock ($0.001 par value) of the Company.

2.11.  “Company” shall have the meaning set forth Section 1.

2.12.  “Daily High Price” shall mean, with respect to the shares of Common Stock, the highest price per share at which the shares trade on The New York Stock Exchange on the relevant date as reported on Bloomberg or, if the Common Stock is not traded on The New York Stock Exchange, the highest price as reported on such other securities market or exchange on which such shares are traded as the Committee may determine.

2.13.  “Deferral Account” shall have the meaning set forth in Section 7.2.

2.14.  “Determined Value” shall mean the highest price per share of Common Stock paid in connection with any Change in Control (including without limitation prices paid in any subsequent merger or combination with any entity that acquires control of the Company).

2.15.  “Disability” shall be deemed to exist if (i) by reason of mental or physical illness the Participant has not performed his or her duties for a period of six consecutive months; and (ii) the Participant does not return to the performance of his or her duties within thirty days after written notice is given by Company or one of its subsidiaries that the Participant has been determined by the Committee to be “Disabled” under the Company’s long term disability policy.

2.16.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17.  “Fair Market Value” shall mean, with respect to any share of Common Stock, the closing price of such share as reported in “New York Stock Exchange Composite Transactions” in “The Wall Street Journal” for the relevant date or, if no quotation shall have been made on such relevant date, on the next preceding day on which there were quotations or, if the Company’s shares of Common Stock are not traded on such exchange, such price as reported on such other securities market or exchange on which such shares are traded as the Committee shall determine.

2.18.  “Involuntary Termination” shall mean a termination of the employment of Participant by the Company or one of its subsidiaries for any reason other than Cause.

2.19.  “Participant” shall have the meaning set forth in Section 4.1.

2.20.  “Permitted Beneficiary” shall mean, with respect to J. Spencer Standish, Mr. Standish’s spouse, his issue, a spouse of his issue, a whole or half brother or sister of Mr. Standish,

a cousin of Mr. Standish, or a trust the primary beneficiaries of which are Mr. Standish or any of the persons previously specified in this Section 2.20.

2.21.  “Plan” shall have the meaning set forth in Section 1.

2.22.  “Restricted Unit Account” shall have the meaning set forth in Section 4.3.

2.23.  “Restricted Unit” shall mean a right granted by the Committee pursuant to Section 4.1 to receive the value (as determined pursuant to the Plan) of a share of Common Stock as of a specified date or as of the date of occurrence of a specified event with none of the attendant rights of a shareholder of such shares except to the extent otherwise provided herein.

2.24.  “Retirement” shall mean a termination of the employment of the Participant, after the Participant has attained 62, for any reason other than death, Disability, Cause or Involuntary Termination.

2.25.  “Share Price” shall mean, as of the date in question (either a Vesting Date or a Valuation Date, as the case may be), the average Fair Market Value over a period of 20 consecutive Business Days ending on the fifth Business Day preceding such date.

2.26.  “Target Price” shall mean the price of a share of Common Stock designated by a Participant the attainment of which triggers payment of the balance of the Participant’s Deferral Account in accordance with Section 7.3(a)(ii).

2.27.  “Valuation Date” shall mean (i) with respect to a termination of service, the date of such termination of service; (ii) with respect to a date certain selected by the Participant pursuant to Section 7.3(a)(i), such date certain; (iii) with respect to any monthly installment, the last Business Day of the corresponding month; and (iv) with respect to a termination of the Plan pursuant to Section 11.8, the date the Board or Committee terminates the Plan.

2.28.  “Vesting Date” shall have the meaning set forth in Section 5.1.

SECTION 3.  GENERAL

3.1.  Effective Date.  The Plan shall be effective from and after [ ], 2003, until terminated as provided herein.

3.2.  Administration.  The Committee shall administer the Plan.  The Committee shall interpret the Plan and make all decisions with respect to the rights of Participants hereunder; provided, however, that no member of the Committee shall act on any matter in which such member has a particular or special interest.  In addition, the Committee shall have the authority to accelerate at any time the Vesting Date of any outstanding unvested Restricted Units.

3.3.  Eligibility.  The persons eligible to participate in the Plan are all employees of the Company who are in the top management incentive compensation group and any other employees of the Company or any other member of the Albany Group who, with respect to any year, are approved for participation by the Committee.

3.4.  Indemnification of the Committee.  In addition to such other rights of indemnification as they may have as directors, as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with an appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Restricted Units granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 4.  GRANT OF RESTRICTED UNITS AND ESTABLISHMENT OF RESTRICTED UNIT ACCOUNT

4.1.  Award of Restricted Units.  The Committee may from time to time, subject to the provisions of the Plan, in its discretion award Restricted Units to eligible employees in such amounts as the Committee shall determine to award.  Each eligible employee to whom Restricted Units are awarded is referred to herein as a “Participant.”

4.2.  Award Agreements.  The award of any Restricted Units shall be evidenced by a written agreement (the “Award Agreement”) executed by the Company and the Participant in accordance with its terms, stating the number of Restricted Units awarded and such other terms and conditions of the award as the Committee may from time to time determine.

4.3.  Restricted Unit Account.  The Company shall establish and maintain on its books, for recordkeeping purposes only, an account (a “Restricted Unit Account”) for and on behalf of each Participant and will record in such account the number of Restricted Units awarded to the Participant and any additional Restricted Units credited to such Restricted Unit Account as Cash Dividend Equivalents with respect to any Restricted Units pursuant to Section 5.4.

SECTION 5.  VESTING OF RESTRICTED UNITS

5.1.  Vesting Date.  Unless otherwise provided in the Award Agreement, in respect of any award of Restricted Units under the Plan, 20% of such Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) shall vest in the Participant on each anniversary of the date of grant of such Restricted Units (each such date, a “Vesting Date”).

5.2.  Special Vesting.  Unless otherwise provided in the Award Agreement, in the event that a Participant’s employment with the Albany Group terminates due to death, Disability, Retirement or Involuntary Termination, the Vesting Date for 50% of all unvested Restricted

Units credited to such Participant’s Restricted Unit Account shall be accelerated to the date of such termination.

5.3.  Forfeiture of Restricted Units.  Unless otherwise provided in the Award Agreement, upon the effective date of the termination of a Participant’s employment with the Albany Group, Participant shall automatically forfeit without consideration or any action being required:

(a)           50% of all unvested Restricted Units in the event of termination of Participant’s employment for a reason specified in Section 5.2; or

(b)           100% of all unvested Restricted Units in the event of termination of Participant’s employment for any reason not specified in Section 5.2.

5.4.  Cash Dividend Equivalents.  The Company shall credit the Restricted Unit Account or the Deferral Account, if any, of each Participant as of each date on which the Company pays a cash dividend on shares of Common Stock (a “Dividend Payment Date”), with additional Restricted Units, the number of which shall be determined by first (i) multiplying the number of Restricted Units in the Participant’s Restricted Unit Account and/or Deferral Account, on the Dividend Payment Date by the per-share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of a share of Common Stock on the Dividend Payment Date (such additional Restricted Units being referred to herein as “Cash Dividend Equivalents”).  The additional Restricted Units credited to a Participant’s Restricted Unit Account and/or Deferral Account as Cash Dividend Equivalents shall, as of the Dividend Payment Date, be treated for purposes of vesting pursuant to Section 5.1 (and any other applicable terms and conditions) as though part of the Restricted Units in relation to which such additional Restricted Units were credited as Cash Dividend Equivalents.

5.5.  Optional Terms and Conditions.  To the extent not inconsistent with the Plan, the Committee may prescribe such terms and conditions applicable to an award of Restricted Units as it may in its discretion determine.

SECTION 6.  PAYMENT OF RESTRICTED UNITS

6.1.  Payment Date.  As promptly as practicable after the Vesting Date, the Company or one of its subsidiaries shall pay to the Participant or the Participant’s Beneficiary, as applicable, an amount in U.S. dollars equal to the product of (i) the number of Restricted Units vesting on the Vesting Date multiplied by (ii) the Share Price as of the Vesting Date.

6.2.  Payment Deferred.  If the Participant desires that payment of vested Restricted Units be made at some later date than the date set forth in Section 6.1, the Participant shall file an election with the Committee.  This election and the terms of such deferred Restricted Units shall be governed by Section 7 of the Plan.

SECTION 7.  TERMS OF DEFERRED PAYMENTS

7.1.  Deferral Elections.  Unless the Committee in its discretion determines otherwise, a Participant may elect to have payment with respect to such Participant’s Restricted

Units deferred under the terms of this Plan.  Any such election shall be made in accordance with the following provisions:

(a)           A deferral election with respect to Restricted Units shall be made in writing, on a form provided by the Committee for such purpose.

(b)           A deferral election shall be effective for all Restricted Units that are scheduled to vest a year or more after the date that the Participant files such deferral election with the Committee, including any awards of Restricted Units granted to the Participant subsequent to the date of his/her filing such deferral election; provided, that a deferral election filed within thirty (30) days after the date on which the Plan is first adopted or the Participant is first selected to participate in the Plan shall apply to all Restricted Units that are scheduled to vest after the date that the Participant files such deferral election with the Committee.

(c)           Any Restricted Units with a Vesting Date that occurs on or after the date certain specified by the Participant in accordance with Section 7.3(a)(i) or the date the Target Price specified by the Participant in accordance with Section 7.3(a)(ii) is first attained shall be deemed not to be deferred and shall be paid in accordance with Section 6.1 unless a new deferral election has been filed pursuant to Section 7.1(e).

(d)           Any deferral election made hereunder by a Participant shall be irrevocable except as set forth in this  Section 7.

(e)           In the event a Participant receives the balance of his/her Deferral Account prior to his/her termination of service pursuant to Section 7.3(a)(i) or (ii), the Committee may, in its discretion, permit such Participant to elect to make a new deferral election with respect to any unvested and/or subsequently awarded Restricted Units in accordance with the terms of this Section 7.1.

7.2.  Deferral Accounts.  The Company shall establish and maintain on its books, for recordkeeping purposes only, a separate account (a “Deferral Account”) for each Participant who has elected to defer the receipt of Restricted Units pursuant to Section 7.1.  Each Participant’s Deferral Account shall be maintained in accordance with the following provisions:

(a)           On the Vesting Date for all Restricted Units for which a Participant’s deferral election is effective, the Participant’s Deferral Account shall be credited with a number of Restricted Units equal to the number of Restricted Units vesting on such Vesting Date.

(b)           A Participant’s Deferral Account shall be adjusted to reflect all additional Restricted Units to be credited to such Deferral Account as Cash Dividend Equivalents pursuant to Section 5.4.

(c)           A Participant’s interest in his or her Deferral Account shall be fully vested and nonforfeitable at all times, except as set forth herein.

7.3.  Payment of Deferral Account Balances

(a)           At the time a Participant makes his or her election to defer pursuant to Section 7.1, he or she shall also make an election, pursuant to this Section 7.3, as to the time and manner in which the Restricted Units credited to his or her Deferral Account shall be distributed.  Such election shall be irrevocable, except as provided in this Section 7.  A Participant shall be entitled to elect to receive, or to commence receiving, the balance credited to his or her Deferral Account in U.S. dollars payable by the Company or one of its subsidiaries as promptly as practicable following:

(i)            the earlier of (A) a date certain specified by him/her; or (B) the later of his/her termination of service as a director of the Company or as an employee of the Albany Group;

(ii)           the earlier of (A) the date the Daily High Price of a share of Common Stock first equals or exceeds the Target Price on or after the date Restricted Units are first credited to the Participant’s Deferral Account; or (B) the later of his/her termination of service as a director of the Company or as an employee of the Albany Group;

(iii)          his or her termination of service as an employee of the Albany Group (whether or not such Participant is then a director of the Company); or

(iv)          the later of his or her termination of service as a director of the Company or his/her termination of service as an employee of the Albany Group.

For purposes of this Section 7.3(a), “termination of service” shall include any termination resulting from death or Disability of the Participant.

(b)           A Participant who has elected to receive the balance credited to his/her Deferral Account as set forth in Section 7.3(a)(i) above shall receive such balance in the form of a single lump sum payment in an amount in U.S. dollars equal to the product of (i) the number of Restricted Units in the Deferral Account on the Valuation Date multiplied by (ii) the Share Price as of the Valuation Date.

(c)           A Participant who has elected to receive the balance credited to his/her Deferral Account as set forth in Section 7.3(a)(ii) above shall receive the balance in the form of a single lump sum payment in an amount in U.S. dollars equal to:

(i)            in the event termination of service occurs before the Target Price is attained, the product of (A) the number of Restricted Units in the Deferral Account on the Valuation Date multiplied by (B) the Share Price as of the Valuation Date; or

(ii)           in the event the Target Price is attained before termination of service, the product of (A) the Fair Market Value on the Business Day on which the Daily High Price first equals or exceeds the Target Price multiplied by (B) the number of Restricted Units in the Deferral Account on such date.

(d)           A Participant who has elected to receive, or to commence receiving, the balance credited to his/her Deferral Account as set forth in Section 7.3(a)(iii) or 7.3(a)(iv) shall be entitled to elect to receive such balance in one of the following ways:

(i)            in a single lump sum payment; or

(ii)           in monthly installments over a period of not more than ten (10) years elected by the Participant.

(e)           A Participant who has elected to receive the balance credited to his/her Deferral Account as set forth in Section 7.3(d)(i) above shall receive such balance in the form of a single lump sum payment in an amount in U.S. dollars equal to the product of (i) the number of Restricted Units in the Deferral Account on the Valuation Date multiplied by (ii) the Share Price as of the Valuation Date.

(f)            A Participant who has elected to receive the balance credited to his/her Deferral Account as set forth in Section 7.3(d)(ii) above shall receive monthly installments in U.S. dollars that shall be determined by multiplying (i) the quotient resulting from dividing (A) the number of Restricted Units in the Deferral Account on the Valuation Date for any such monthly installment by (B) the number of remaining monthly installments elected by the Participant and (ii) the Share Price as of the Valuation Date for such monthly installment.

7.4.  Changing the Payment Election

(a)           A Participant who has elected to receive the balance credited to his/her Deferral Account pursuant to Section 7.3(a)(iii) or (iv) may at any time elect to change his/her election under Section 7.3(d) to any other election permitted by Section 7.3(d).  Not more than three such changes of election may be made by any Participant under this Section 7.4(a).  Unless the Committee, in its sole and absolute discretion, shall determine otherwise, no such change of election shall be effective if the termination of service that constitutes the triggering event for distribution to such Participant has already occurred, or occurs within one (1) year of the date of such change of election; unless the termination of service is the result of the death or Disability of a Participant who, at the time such election was made, did not in good faith expect to die or become disabled within the next year.

(b)           A Participant who has elected to receive the balance credited to his/her Deferral Account pursuant to Section 7.3(a)(i) may, at any time prior to one (1) year before the date certain specified in such election, change such date certain to either a later date certain or an event permitted by Section 7.3(a)(ii) through (iv); provided that if the Participant elects to receive the balance credited to his/her Deferral Account pursuant to Section 7.3(a)(ii), the Participant’s change to his/her deferral election shall not become effective until the one (1) year anniversary of the date of the Participant’s change to his/her deferral election.   Not more than two such changes shall be made by any Participant under this Section 7.4(b).

(c)           A Participant who has elected to receive the balance credited to his/her Deferral Account pursuant to Section 7.3(a)(ii) may change the Target Price to any other Target Price or to an event permitted by Section 7.3(a)(iii) or (iv); provided that if the Participant selects a new Target Price, the Participant’s change to his/her deferral election shall not become effective until the one (1) year anniversary of the date of the Participant’s change to his/her deferral election. Not more than two such changes shall be made by any Participant under this Section 7.4(c).

(d)           Any changes to a deferral election pursuant to this Section 7.4 shall be made in a written instrument filed with the Committee.

7.5.  Early Distributions

(a)           In the event of hardship, any Participant, or Participant’s Beneficiary, may, by a written instrument filed with the Committee, request an immediate distribution of all or a portion of the balance credited to the Participant’s Deferral Account.  For purposes of this Section 7.5, a distribution is on account of hardship only if the distribution is made:

(i)            on account of an immediate and heavy financial need of such Participant or Beneficiary, occasioned by an unanticipated emergency caused by events beyond his/her control that would result in severe financial hardship if the distribution were not permitted;

(ii)           in an amount required to satisfy such financial need; and

(iii)          in circumstances in which the need cannot be satisfied from other resources that are reasonably available to the Participant or Beneficiary, such as through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of his/her assets (to the extent such liquidation would not itself cause an immediate and heavy financial need), or by other permitted distributions or nontaxable (at the time of the loan) loans from other plans maintained by the Albany Group, or by borrowing from commercial sources on reasonable commercial terms.  The Committee shall determine whether the requested distribution satisfies the requirements of this Section 7.5(a) on the basis of all relevant facts and circumstances.

(b)           The Committee may, upon the written request of any Participant, or any Participant’s Beneficiary, distribute to such Participant or Beneficiary all or a portion of the balance credited to such Participant’s Deferral Account prior to the time when he/she would otherwise have been entitled to such distribution if the Committee determines, in its sole and absolute discretion, that such earlier distribution is warranted for good reasons and as a result of extraordinary circumstances.

(c)           (i)  Upon the request of any Participant, including a Participant no longer serving as an employee of the Albany Group or as a director of the Company, or any Participant’s Beneficiary, a distribution of a portion or the entire balance credited to the Deferral Account of a Participant shall be made at any time or times prior to the time at which he/she would have been entitled to receive such amount in accordance with an election pursuant to Section 7.3 hereof; provided that there shall be withheld from each such distribution an amount equal to ten percent (10%) of the amount requested to be distributed.  Such Participant or Beneficiary shall forever forfeit, relinquish and waive any right to receive any such withheld amounts, or any interest thereon.

(ii)  At any time prior to the occurrence of the event triggering receipt or commencement of receipt of the balance credited to a Participant’s Deferral Account, a Participant may elect to receive such balance on a date certain specified by him/her; provided that such date certain shall be no earlier than one (1) year following the date on which the Participant makes such change to his/her deferral election; and provided, further, that the Participant’s previous deferral election shall remain in effect until such date.  An election pursuant to this Section 7.5(c)(ii) shall be irrevocable.

(d)           Any distribution of less than 100% of the balance credited to the Participant’s Deferral Account pursuant to this Section 7.5 shall be deemed to be a distribution of the Restricted Units which would have been paid earliest had they not been deferred.

SECTION 8.  CHANGE IN CONTROL

In the event of a Change in Control, the provisions of this Section 8 shall apply notwithstanding any other provision herein to the contrary.  Upon the occurrence of a Change in Control, the balance of each Participant’s Restricted Unit Account and Deferral Account shall become immediately payable in full.  Payment with respect to each Participant’s Restricted Unit Account and Deferral Account shall be made to the Participant, or if the Participant has died, to his or her Beneficiary, in the form of a single lump sum cash payment.  The amount so payable with respect to each Participant’s Restricted Unit Account and Deferral Account shall be determined by multiplying the aggregate number of Restricted Units then included in the balance of the Participant’s Restricted Unit Account and Deferral Account by the Determined Value of one share of Common Stock.  Amounts payable to Participants or Beneficiaries pursuant to this Section 8, reduced by any taxes withheld pursuant to Section 11.2, shall be paid to such Participants or Beneficiaries as soon as practicable following the Change in Control.

SECTION 9.  ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the number and class of shares covered by the Restricted Units and the value of any outstanding Restricted Units shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 10.  FUNDING

10.1.  Participant’s Right Unsecured.  The Plan shall be unfunded.  Amounts payable hereunder shall be paid from the general assets of the Company. The right of any

Participant or Beneficiary to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and no provisions contained in the Plan shall be construed to give any Participant or Beneficiary at any time a security interest in the Restricted Unit Account, the Deferral Account or any other assets of the Company.

10.2.  Establishment of Trust.  The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Company in meeting its obligations in respect of benefits payable under the Plan.  Any such trust agreement shall contain procedures to the following effect:

(a)           In the event of the insolvency of the Company, the trust fund will be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws.  The Company shall be deemed to be “insolvent” if the Company is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code.  In the event the Company becomes insolvent, the Board and chief executive officer of the Company shall notify the trustee of that event as soon as practicable.  Upon receipt of such notice, or if the trustee receives other written allegation of the Company’s insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Company’s creditors, and shall take such steps as are necessary to determine within thirty (30) days whether the Company is insolvent.  In the case of the trustee’s actual knowledge of or other determination of the Company’s insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Company’s creditors as directed by a court of competent jurisdiction.

(b)           The trustee shall resume payment of benefits under the trust agreement only after the trustee has determined that the Company is not insolvent (or is no longer insolvent, if the trustee had previously determined the Company to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment.  If the trustee discontinues payment of benefits pursuant to Section 10.2(a) and subsequently resumes such payment, the first payment on account of a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Participant under the trust agreement and the aggregate payments actually made on account of such Participant by the Company during any such period of discontinuance.

SECTION 11.  MISCELLANEOUS

11.1.  Non-Transferability.  No Restricted Units shall be assignable or transferable by the Participant, and no other person shall acquire any rights therein other than by will, the laws of descent and distribution, or pursuant to the designation of a Beneficiary pursuant to Section 11.6.  The Restricted Units shall not be pledged, hypothecated, sold, assigned or otherwise disposed of, encumbered or transferred, in whole or in part.  Any purported pledge, hypothecation, sale, assignment or other disposition, encumbrance or transfer of a Restricted Unit and any levy of any execution, attachment or similar process upon a Restricted Unit, in whole or in part, shall be null and void and without effect.

11.2.  Withholding Taxes.  Any payments made to a Participant under the Plan may be net of an amount sufficient to satisfy any U.S. federal, state, local or foreign withholding tax requirements.

11.3.  Section 162.  Notwithstanding any other provision of the Plan, the Company may, in its sole and absolute discretion, delay, for a period of up to one (1) year, any payment to the extent that such payment would result in compensation to the Participant that is not deductible by the Albany Group for federal income tax purposes (whether by reason of Section 162(m) of the Internal Revenue Code of 1986 or otherwise).

11.4.  No Right to Employment.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or a subsidiary or affect any right which the Company or a subsidiary may have to terminate the employment of such Participant.

11.5.  No Rights of Shareholders.  Participants shall have no rights as shareholders of the Company with respect to awards of Restricted Units.

11.6.  Designation of Beneficiary.  A Participant may at any time designate a person or persons (the “Beneficiary”) who shall receive, following the death of the Participant, payments of the balances credited to his/her Restricted Unit Account and Deferral Account, if any.  Such designation may be made or changed by the Participant, at any time, by a written instrument filed with the Committee or by the Participant’s will.  With respect to a Participant’s Deferral Account, the Beneficiary so named shall be entitled to receive payment of the balance in such account either (i) in the manner last elected by the Participant pursuant to Section 7, or (ii) in accordance with the Beneficiary’s written request pursuant to Section 7.5; provided that such written request is executed by all persons designated as the Beneficiary or (iii) if elected by the Participant in his/her will, in a lump sum.

11.7.  Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York.

11.8.  Amendment or Termination.  The Plan may be amended or terminated at any time by the Board or by the Committee; provided that, unless otherwise required by law, the rights of a Participant with respect to outstanding Restricted Units granted prior to such amendment or termination may not be impaired without the consent of such Participant.  Notwithstanding the preceding sentence or any deferral election, upon termination of the Plan, no unvested Restricted Units may be deferred but shall instead be paid out upon vesting, and, with respect to any balance in a Participant’s Deferral Account on such termination date, the Committee shall pay to such Participant an amount in U.S. dollars equal to the product of (i) the number of Restricted Units in the Deferral Account on the Valuation Date multiplied by (ii) the Share Price as of the Valuation Date.  The Company shall notify each Participant and the Beneficiary currently entitled to benefits under the Plan of termination of the Plan and pay any amounts due to such Participant as promptly as practicable after such termination; provided that the failure to give such notice shall not affect the Company’s rights hereunder.